Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 2006 relating to financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in OmniVision Technologies, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2006.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 25, 2007